UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Quotient Technology Inc.

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QUOT Transaction Employee Letter

TO: Quotient Employees

FROM: Matthew Krepsik

RE: Entering Our Next Chapter

Team Quotient,

Today marks the beginning of an exciting new chapter for Quotient. Moments ago, we announced an agreement to combine with Neptune Retail Solutions (Neptune) through an acquisition of Quotient, which will result in us becoming a privately held company. Neptune is an omnichannel retail marketing company with a network of in-store and digital solutions. Charlesbank Capital Partners, a private investment firm and current majority investor of Neptune, will be the majority investor of the combined company upon completion of the transaction.

This news is a testament to the hard work of the entire Quotient team. I am grateful to each of you for your dedication that has led us to this pivotal point in our journey.

We believe Charlesbank and Neptune are ideal partners for Quotient’s next chapter. Neptune has a broad in-store network and deep data-driven shopper marketing insights across in-store and print media. Our combined advertiser and retailer partnerships as well as our leading technologies, data and insights will provide significant scale for our business and greater value to our retail and CPG partners. In addition, Charlesbank has a strong track record of accelerating growth and product innovation within the technology space, for companies including Vestcom and Mediaocean, which we believe will be extremely valuable.

I know this is a big change for our company, and I hope that you share my enthusiasm for the opportunity this presents for Quotient. Neptune and Charlesbank have shown a deep appreciation for Quotient’s people, technology and future opportunities. Looking ahead, following close of the transaction, Bill Redmond, Neptune CEO, will serve as CEO of the combined Neptune/Quotient business. Bill has decades of experience under his belt and a track record of operational focus and profitable growth. I look forward to working closely with Bill and the Neptune team to ensure a seamless transition for all our stakeholders.

Please keep in mind today’s announcement is a first step, and there are customary closing conditions to satisfy over the coming months before we can complete the transaction in the second half of this year. Until then, we will continue to operate as usual as a standalone public company, vigorously competing in the markets we serve.

I am sure you have a lot of questions at this time. We have attached an FAQ to address some of the immediate questions you may have. Please keep in mind some of your questions we can answer now, while others—particularly as it relates to the combination with Neptune—won’t be known until we are closer to or after the completion of the transaction. You will have received an invite to a Town Hall later today where I will share more about this announcement and I encourage you to join.

Again, thank you for your unwavering commitment to Quotient. This partnership and the opportunities it will create for the company are a direct result of your hard work, and I am incredibly proud of all that we have accomplished together.

I know the future is bright for Quotient, and the best is yet to come.

Regards,

Matt

QUOT Transaction Employee FAQ

1.	What did we announce?

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The Company announced that it has entered into an agreement to combine with Neptune Retail Solutions (“Neptune”) through Neptune’s acquisition of Quotient, which will result in us becoming a privately held company.

•	Once the transaction closes, Charlesbank Capital Partners, a private investment firm and current majority investor of Neptune, will be the majority investor of the combined business.

2.	Why are we moving from public ownership to private ownership? Why now?

•	This is an exciting new chapter for our company following the significant transformation we’ve been undertaking over the past year.

•	The transaction follows the Board’s thorough review of the Company’s standalone growth prospects and opportunities to maximize shareholder value.

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As a result of combining with Neptune, we will benefit from enhanced operating capabilities and greater scale, and will be better positioned to invest in continued innovation and accelerated go-to-market efforts to deliver for customers.

•	In addition, as a private company under Charlesbank’s ownership, we believe we will have the resources and support to execute our mission.

•	While we will be changing ownership, we remain focused on building on our strong momentum, supported by and in collaboration with the Neptune team.

3.	What does it mean to be a private company? What will change?

•	The combination is all about growth and building on our strong momentum currently underway.

•	Following the close of the transaction, we will be owned by Charlesbank instead of public shareholders, and Quotient’s stock will no longer trade on the NYSE.

•	As a private company under Charlesbank’s ownership, we believe we will have the resources and support to execute our strategic priorities.

4.	Who is Neptune?

•	Neptune is an omnichannel retail marketing company with a network of in-store and digital solutions.

•	The Neptune platform includes in-store marketing rights in North America’s largest grocery, dollar and drugstores as well as deterministic first-party shopper data.

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The combination brings together Quotient’s innovative technology platform, extensive digital promotions retail network, and proprietary data with Neptune’s broad in-store network and deep data-driven shopper marketing insights across in-store and print media.

•	As a private company, we believe Quotient will have the resources and support to execute our mission.

5.	Who is Charlesbank Capital Partners?

•	Charlesbank is a Boston and New York based private investment firm.

•	They are an ideal partner for Quotient given their strong track record of accelerating growth and product innovation within the technology space, for companies that include Vestcom and Mediaocean.

6.	Does this change Quotient’s strategy?

•	The combination will create additional scale for our business and enable us to build on our strong momentum currently underway.

•	We believe that as a private company, we will be better positioned to advance our long term strategy.

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We are confident that with Charlesbank’s support, as well as their significant experience and expertise with software and technology companies, Quotient and Neptune will be even better positioned to deliver value to customers and partners.

7.	What does this mean for employees?

•	Charlesbank has shown a deep appreciation for Quotient’s people, technology and future opportunities.

•	Today’s announcement is a first step, and there are customary closing conditions to satisfy over the coming months before we can complete the transaction in the second half of 2023.

•	Until then, we will continue to operate as usual as a public company.

•	We should all remain focused on our day-to-day responsibilities and continue to serve our customers and partners with the high quality service they’ve come to expect from us.

8.	Will there be any layoffs as a result of the transaction?

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At this time, our focus is on completing the transaction and thinking ahead to the areas of opportunity for our company. There are specific details regarding our organizational structure that we will not know until we are closer to or after the completion of the transaction.

•	We are committed to keeping you informed as we have updates to share throughout this process.

9.	Will this announcement have any impact on employee benefits and compensation?

•	Until the transaction closes, we will operate under our current compensation and benefit programs.

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As we will no longer have publicly traded stock following the completion of the transaction, we do expect that our compensation program will be adjusted to reflect that moving forward, and we will share additional information as appropriate.

•	We are committed to keeping you informed to the extent there are any changes to any of our policies or programs.

10.	Will there be any changes to Quotient’s management team? What will happen to Quotient’s brand and headquarters?

•	Following the close of the transaction, Neptune CEO Bill Redmond will serve as CEO of the combined Neptune/Quotient business.

•	It is important to remember that today is only day one, and we will work through additional details as we get closer to completion of the transaction.

•	We are committed to continuing to update you as we move through this process.

11.	What is the timeline to close? What do I need to do between now and close?

•	The transaction is expected to close in the second half of 2023, subject to customary closing conditions, including approval by a majority of Quotient shareholders and regulatory review.

•	Until then, we will continue to operate as usual, as a public company.

•	We are relying on our teams to stay focused on their day-to-day responsibilities.

12.	What should we tell our customers and partners who ask about this announcement?

•	Our clients and partners have been directly informed about the transaction this morning.

•	Please reiterate that we are operating as usual, with no changes to contracts or company contacts at this time.

•	Delivering the product our customers and partners have come to expect remains our top priority.

•	As a result of the combination, we believe we will be even better positioned to provide valuable products and services to our customers with enhanced capabilities and scale.

•	It is imperative that you do not provide your own commentary or offer any personal opinions on the transaction, even if the sentiment is supportive.

•	If any clients express concerns then please let your sales leader know so they can be available to speak to the client.

•	For our salesforce, a toolkit will be distributed including guidelines and resources to support you in your discussions regarding this announcement.

13.	What do I do if I am contacted by media, investors or other third parties?

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If you receive any questions from the media regarding this matter to forward them to both Nikki Frazer-Reid at nfrazerreid@quotient.com and Leila Qualheim at lqualheim@quotient.com. If you receive questions from investors / analysts regarding this matter, please forward to Drew Haroldson at ir@quotient.com.

14.	I own Quotient stock. What will happen to employee stock? What will happen to my stock options?

•	Employees who are shareholders of Quotient will receive $4.00 in cash for each share of Quotient that they own following closing of the transaction.

•	For employees in position at the close of the transaction, all granted options (vested and unvested) that remain outstanding immediately prior to the closing of the transaction will vest in full.

15.	Who can I contact if I have any questions?

•	If you have any further questions, do not hesitate to reach out to your manager.

•	We are committed to keeping you informed as we have updates to share.

16.	What is our social media protocol?

•	Although this is positive news for our company, we ask that you refrain from posting about the transaction on social media.

•	It is imperative that you do not post your own views or commentary on the transaction, even if the content is supportive.

•	We also ask that you do not engage with other social media users (e.g., by responding to comments or tweeting “at” someone) regarding the transaction.

•	As a reminder, only authorized members of the leadership team are permitted to engage with the media on Quotient’s behalf.

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Additionally, please follow our usual monitoring protocol. As always, if you see any concerning, incorrect or misleading commentary, or if multiple users are posting negative comments about Quotient in connection with the announcement, please alert your manager, who will escalate as appropriate.

•	Please reach out to Leila Qualheim at lqualheim@quotient.com with any questions on our social media guidelines and engagement.

Additional Information and Where to Find It

In connection with the proposed transaction, Quotient intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). Promptly after filing its definitive proxy statement with the SEC, Quotient intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QUOTIENT FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the preliminary proxy statement with respect to the proposed transaction, the definitive proxy statement with respect to the proposed transaction, any amendments or supplements to the definitive proxy statement and other documents filed by Quotient with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.quotient.com or by contacting the Company’s Investor Relations Department at ir@quotient.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the proxy statement for the Company’s 2023 Annual Meeting, the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual events may differ significantly from expectations due to various risks and uncertainties including, but not limited to, the ability of Quotient to obtain stockholder or regulatory approvals required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against Quotient, its directors and others related to the proposed transaction; difficulties integrating the Quotient business into the NRS business or other challenges to achieve the expected benefits of the transaction; and the factors described in the Risk Factors section of Quotient’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023, Quotient’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023 and as from time to time updated in Quotient’s Quarterly Reports on Form 10-Q. These documents are available in the “SEC Filings” section of Quotient’s Investor Relations website at https://investors.quotient.com. You are cautioned not to place undue reliance on Quotient’s forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.